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                                                                    Exhibit 99.7

October 29,  2004

Board of Directors
Lynx Therapeutics, Inc.
25861 Industrial Boulevard
Hayward, California 94545

         Re: INITIAL REGISTRATION STATEMENT ON FORM S-4 OF LYNX THERAPEUTICS, INC. FILED ON OCTOBER 29, 2004 (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

         Reference is made to our opinion letter, dated September 27, 2004, with respect to the fairness from a financial point of view of the consideration to be paid by Lynx Therapeutics, Inc. (the "Company") pursuant to the Acquisition Agreement between the Company and Solexa Limited.

         The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above referenced Registration Statement.

         In that regard, we hereby consent to the reference to our opinion under the headings "Chapter One -- Overview -- Summary of the Proxy Statement/Prospectus," "Chapter One -- Overview -- Summary of the Proxy Statement/Prospectus -- Overview of the Acquisition Agreement -- Conditions to the Offer," "Chapter One -- Overview -- Summary of the Proxy Statement/Prospectus -- Opinion of Lynx's Financial Advisor," "Chapter Two -- Proposal 1 for the Annual Meeting of Lynx Stockholders -- Approval of Issuance of Lynx Common Stock and Change of Control of Lynx -- The Transaction -- Background to the Transaction," "Chapter Two -- Proposal 1 for the Annual Meeting of Lynx Stockholders -- Approval of Issuance of Lynx Common Stock and Change of Control of Lynx -- The Transaction -- Lynx's Reasons for the Transaction," "Chapter Two -- Proposal 1 for the Annual Meeting of Lynx Stockholders -- Approval of Issuance of Lynx Common Stock and Change of Control of Lynx -- The Transaction -- Opinion of Lynx's Financial Advisor," "Chapter Two -- Proposal 1 for the Annual Meeting of Lynx Stockholders -- Approval of Issuance of Lynx Common Stock and Change of Control of Lynx -- The Transaction -- Conditions to the Offer," "Letter from the Chairman of Lynx Therapeutics, Inc -- Appendix I -- Conditions and Certain Further Terms of the Offer -- Part A:
Conditions of the Offer" and "Letter from the Chairman of Lynx Therapeutics, Inc -- Appendix III -- Additional Information for Solexa Shareholders -- Fees and Expenses" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it be filed with, included in or referred to, in whole or in part, in any registration statement (including any subsequent amendment to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                            Sincerely,



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                                            Seven Hills Partners LLC


                                            By:       /s/ Cabot Brown
                                                 -----------------------------

                                            Name:     Cabot Brown
                                                   ---------------------------

                                            Title:    Partner
                                                    --------------------------

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